Exhibit 3.137

Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan. 1991)

George H. Ryan	SUBMIT IN DUPLICATE!
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961	This space for use by Secretary of State

Payment must be made by certified	Date
check, cashiers check, Illinois attorney’s
check, Illinois C.P.A’s check or	Franchise Tax
money order, payable to Secretary	Filing Fee
of State.

Approved:

1.	CORPORATE NAME: LifeCare Ambulance Service, Inc.

(The corporate name must contain the word “corporation,” “company,” “incorporated” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Abraham	J.	Stern
		First Name	Middle Initial	Last Name

	Initial Registered Office:	30 South Wacker Drive,		Suite 2900
		Number	Street	Suite #

		Chicago,	60606-7484	Cook
		City	Zip Code	County

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

To transact any or all lawful activities and businesses which are authorized by the Illinois Business Corporation Act of 1983, and to purchase or otherwise acquire, hold, use, own, mortgage, sell, convey, lease or otherwise dispose of and deal in real and personal property of every class and description or any interest therein.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	per Share	Amortized	Proposed to be Issued	Received Therefor

Common	$ NPV	1,000	1,000	$1,000

			TOTAL	$1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(It not sufficient space to cover this point, add one or more sheets of this size.)

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of corporation:

		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

			Name	Residential Address

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL: OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated December 9, 1991

	Signature and Name	Address

1.	/s/ Dana L. Redburg	30 South Wacker Drive Street
Signature

	Dana L. Redburg	Chicago, IL 60606
	(Type or Print Name)	City/Town State Zip Code

2.
	Signature	Street

	(Type or Print Name)	City/Town State Zip Code

3.
	Signature	Street

	(Type or Print Name)	City/Town State Zip Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be shown and the execution shall be by its President or Vice President, and verified by him and attested by its Secretary or Assistant Secretary.

FEE SCHEDULE

•                                The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid in capital represented in this state with a minimum of $25 and a maximum of $1,000,000.

•                                The filing fee is $75.

•                                The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in item 4 does not exceed $16,667).

•                                The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-6961

YEAR OF	STATE OF ILLINOIS	CORPORATION
File Prior to:	DOMESTIC CORPORATION ANNUAL REPORT	FILE NO.
PLEASE TYPE OR PRINT CLEARLY IN BLACK INK

1.)	CHANGES ONLY:	REGISTERED AGENT	CT CORPORATION
		REGISTERED OFFICE	208 S. LA SALLE STREET
		CITY, IL ZIP CODE	CHICAGO, IL 60604

2.)	CORPORATE NAME, REGISTERED AGENT, REGISTERED OFFICE, CITY, IL ZIP CODE

LIFECARE AMBULANCE SERVICE, INC.
c/o ABRAHAM J. STERN	121091
30 S WACKER DR STE 2900		COOK
CHICAGO, IL. 60606-7405		COUNTY

3a.)	State or Country of Incorporation: IL	3b.)	Date Qualified To Do Business In IL

4.)	The names and residential addresses of ALL officers & directors MUST be listed here!

OFFICE	NAME	NUMBER & STREET	CITY	STATE	ZIP

Resident	John R. Grainger	120 Maplewood Rt.,	Mississaura,	ON
Secretary	Robert H. Byrne	2094 Gordie Tapp CR.,	Burlington	ON
Treasurer	Robert E,	1579 MillboroughLine,	E	ON
Director	David White	2144 V.A. Tiempo,		CA
Director	John R. Grainger	120 Maplewood Rt.,	Mississaura,	ON
Director

5.)	If 51% or more of the stock is owned by a minority or female, please check appropriate box [ ] Minority Owned Female Owned

6.)	Number of shares authorized and issued (as of):

CLASS	SERIES	PAR VALUE	NUMBER AUTHORIZED	NUMBER ISSUED

COMM			1000	1000.000

IMPORTANT! Whenever the amount in item 6 or 7a differs from the Secretary of State’s records, the enclosed BCA 14.30 must be completed.

7a.)	The amount of paid-in capital as of 08/30/94 is $50,000.

8.)	By	/s/ Robert H. Byrne	Secretary	11/8/94
		(Any Authorized Officer’s Signature)	(Title)	(Date)

RETURN TO: ITEM 8 MUST BE SIGNED!

Department of Business Services Secretary of State Springfield, IL 62756 Telephone (217) 782-7808

Under the penalty of perjury and as an authorized officer I declare that this annual report and, if applicable, the statement of change of registered agent and/or office, pursuant to provisions in the Business Corporation Act, been examined by a me and is, to the best of my knowledge and belief, true, correct and complete.

(PLEASE COMPLETE THE REVERSE SIDE OF THIS REPORT)

Form LLC-1.36/1.37 July 2005	Illinois Limited Liability Company Act Statement of Change of Registered Agent and/or Registered Office	FILE # 01183168
Secretary of State Jesse White Department of Business Services Limited Liability Division Room 351 Howlett Building 501 S. Second St. Springfield, IL 62756 www.cyberdriveillinois.com	SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State.	This space for use by Secretary of State
Payment must be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Filing Fee: $25 Approved:

1.	Limited Liability Company Name:	MISSION CARE OF ILLINOIS, LLC

2.	Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

	Registered Agent	SCOTT J. TIEPELMAN
	First Name	Middle Name	Last Name

	Registered Office	25 ROYAL HEIGHTS CENTRE
	Number	Street	Suite No. (P.O. Box alone is unacceptable)

	BELLEVILLE, IL	62226	ST. CLAIR
	City	ZIP Code	County

3.	Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

	Registered Agent	Illinois Corporation Service Company
	First Name	Middle Name	Last Name

	Registered Office	801 Adlai Stevenson Drive
	Number	Street	Suite No. (P.O. Box alone is unacceptable)

	Springfield, IL	62703	Sangamon
	City	ZIP Code	County

4.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

5.	The above change was authorized by: (check one box only)
a. ☒ resolution duly adopted by the members or managers. (See Note 4.)
b. ☐ action of the registered agent. (See Note 5.)

SEE REVERSE FOR SIGNATURE(S)

6.	If the change to the registered agent or registered office is authorized by the members or managers, sign here. (See Note 4 below.)

The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this statement to change the registered agent or address is to the best of my knowledge and belief, true, correct and complete.

Dated	10/11, 2007
Month/Day Year

Signature (Must comply with Section 5-45 of ILLCA.)

Name and Title (type or print)

If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

If change of registered office by registered agent, sign here. (See Note 5 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true, correct and complete.

Dated ,
Month/Day Year

Signature of Registered Agent of Record

Name (type or print) If registered agent is a corporation, name and title of officer who is signing on its behalf.

NOTES

1.

The registered office may, but need not be, the same as the principal office of the Limited Liability Company; however, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.	A Limited Liability Company cannot act as its own registered agent.

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4.	Any change of registered agent or registered address effected by the Limited Liability Company must be by resolution adopted by the members or managers.

5.

The registered agent may report a change of the registered office of the Limited Liability Company for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

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